EXHIBIT 10.32


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                         SALES REPRESENTATIVE AGREEMENT
                                     BETWEEN
                     NORTH ATLANTIC OPERATING COMPANY, INC.
                                       AND
                           NATIONAL TOBACCO CO., L.P.




                                 January 1, 1998














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                                TABLE OF CONTENTS

SECTION                                                                     PAGE




1.  Engagement; License Grant..................................................1
     1.1  Engagement of Representative.........................................1
     1.2  License Grant........................................................1

2.  Solicitation and Acceptance of Orders; Minimum Sales.......................1
     2.1  Orders, Prices and Terms of Sale.....................................1
     2.2  Acceptance of Orders.................................................2
     2.3  Price List...........................................................2

3.  Commissions................................................................2
     3.1  Commissions Policy...................................................2
     3.2  Disputes as to Entitlement to Commissions............................3
     3.3  Net Sales Defined....................................................3
     3.4  Payment of Commission................................................3
     3.5  Full Compensation....................................................3
     3.6  Currency.............................................................3

4.  General Duties and Obligations of NAOC.....................................3
     4.1  Education and Promotion..............................................3
     4.2  Quotations and Order Acknowledgments.................................4
     4.3  Registration of Trademarks...........................................4
     4.4  Indemnification......................................................4

5.  General Duties and Obligations of Representative...........................4
     5.1  Best Efforts.........................................................4
     5.2  Sales Personnel......................................................4
     5.3  Conduct of Sales Activity;
           Qualification to do Business in the Territory.......................4
     5.4  Intellectual Property................................................5
     5.5  Confidential Information.............................................6
     5.6  Reporting............................................................6
     5.7  Maintenance of Insurance Policies....................................6
     5.8  Indemnification......................................................6

6.  Term of Agreement..........................................................6
     6.1  Term and Renewal.....................................................6
     6.2  Early Termination....................................................7

7.  Default and Termination....................................................7
     7.1  Termination Without Notice...........................................7
     7.2  Termination With Notice..............................................7

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8.  Rights and Obligations of Representative on Termination of Agreement.......8
     8.1  Returning Materials..................................................8
     8.2  Payments on Termination..............................................8
     8.3  Quotations...........................................................8
     8.4  Covenant not to Compete..............................................8

9.  Independent Contractor Relationship........................................9

10.  Miscellaneous Provisions..................................................9
     10.1  Entire Agreement; Amendment.........................................9
     10.2  Severability........................................................9
     10.3  Non-Assignability...................................................9
     10.4  No Implied Waivers..................................................9
     10.5  Governing Law.......................................................9
     10.6  Captions...........................................................10

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                                    EXHIBITS
DESCRIPTION                                                              EXHIBIT

Products.......................................................................A
Territory......................................................................B


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                         SALES REPRESENTATIVE AGREEMENT

     THIS SALES REPRESENTATIVE AGREEMENT ("Agreement") is entered into and effective as of January 1, 1998, by and between NORTH ATLANTIC OPERATING COMPANY, INC., a Delaware corporation ("NAOC"), and NATIONAL TOBACCO CO., L.P., a Delaware limited partnership ("Representative").

     RECITALS:

     A. NAOC is the exclusive distributor of certain roll-your-own cigarette papers and related products, all as described on Exhibit A attached hereto (the "Products"), in the geographic territory described on Exhibit B hereto (the "Territory")

     B. Representative desires to serve as NAOC's exclusive sales representative for the Products, pursuant to terms of this Agreement.

     AGREEMENT:

     NOW, THEREFORE, the parties hereby agree as follows:

1.  ENGAGEMENT; LICENSE GRANT.

     1.1  ENGAGEMENT OF REPRESENTATIVE.    NAOC hereby appoints Representative,
and Representative hereby accepts the appointment, as NAOC's exclusive sales representative within the Territory to solicit on behalf of NAOC orders for the Products, upon the terms and subject to the conditions set forth herein. During the Term, Representative shall not solicit orders for the sale of Products from customers located outside the Territory. Representative's appointment as NAOC's exclusive sales representative shall not prohibit NAOC from selling its Products in the Territory, and Representative shall not be entitled to any commissions with respect to such sales.

     1.2  LICENSE GRANT.   In connection with the engagement of Representative
as NAOC's sales representative, NAOC hereby grants to Representative a non-exclusive and non-transferable right and license to use within the Territory during the Term the trademarks owned or licensed by NAOC and used in connection with the promotion and advertising of the Products.

2. SOLICITATION AND ACCEPTANCE OF ORDERS.

     2.1 ORDERS, PRICES AND TERMS OF SALE. All of Representative's solicitations shall be conducted in accordance with such procedures, prices, terms and conditions as NAOC may specify from time to time during the Term. Representative shall take all "Orders" (as defined herein) in the name of NAOC under NAOC's then current terms and conditions and using such forms that NAOC

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may from time to time provide Representative. For the purposes of this
Agreement, an "Order" shall mean any commitment to purchase Products that is binding on the customer issuing such order, subject only to acceptance by NAOC. For all Orders secured by Representative as a sales representative, NAOC shall have the absolute right to establish the prices, charges, terms and conditions governing the sale of the Products and shall have sole responsibility to invoice the customer and collect the purchase price therefrom.

     2.2 ACCEPTANCE OF ORDERS. All Orders solicited by Representative shall be subject to acceptance by an authorized representative of NAOC located at NAOC's headquarters in Louisville, Kentucky. No Order shall be binding on NAOC until so accepted. Before NAOC may accept an Order, such Order must be complete as to terms, price, description, shipping and installation instructions. NAOC may refuse to enter into any transaction for any reason which, in NAOC's sole judgment, is reasonable grounds for refusal.

     2.3 PRICE LIST. The price list furnished to Representative for Orders solicited by it on behalf of NAOC as its sales representative shall remain effective for ninety (90) days as to price and thirty (30) days as to delivery. NAOC agrees to accept any Order under the same terms, conditions and pricing within that time, except that NAOC shall have the right to place a different validity period on any price list that it may provide Representative from time to time during the Term.

3.  COMMISSIONS.

     3.1  COMMISSIONS POLICY.   Subject to the provisions of this Agreement,
NAOC shall pay Representative, as Representative's sole and exclusive compensation for all services rendered by it under this Agreement, the percentage of NAOC's "net sales" (as defined in Section 3.3) set forth below in connection with the sales described below:

              (A) SALES IN TERRITORY SOLICITED BY REPRESENTATIVE. Representative shall be entitled to receive a sales commission equal to 16.7% of NAOC's net sales to a customer (i) whose Order was solicited by Representative,
(ii) whose address or location of its offices is within the Territory, and (iii) who took shipment at a location or address within the Territory.

              (B) SOLICITING DEFINED. For the purposes of this Agreement, a Representative shall be deemed to have solicited an order from a customer only if and to the extent that the Representative had directly and materially participated in soliciting or obtaining such order for the sale of the Product.

     3.2 DISPUTES AS TO ENTITLEMENT TO COMMISSIONS. If any question as to whether Representative is entitled to any commission or as to the amount of such commission arises, NAOC, in its sole judgment, shall determine whether Representative is entitled to any commission and, if entitled to a commission, the amount to which Representative is entitled.

     3.3  NET SALES DEFINED.   For purposes of this Agreement, the term "net
sales" shall mean the net invoice sales price for the sale and delivery of the Products, after deduction for returns, allowances, discounts, freight and

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transportation costs, c.o.d. charges, sales taxes, insurance, collection costs and any other charges against or attributable to the sale and installation of the Product.

     3.4  PAYMENT OF COMMISSION.    NAOC shall pay Representative, monthly
within 30 days following the end of the month for which commissions are payable, the commissions earned by Representative on revenue actually received by NAOC for such sales during the immediately preceding month. NAOC reserves the right to charge Representative any cost incurred by NAOC on orders resulting from errors made by Representative in securing properly detailed information. To the extent that NAOC is unable to collect any amount from a customer, which amount represents a portion of NAOC's net sales for which a commission is payable to Representative, NAOC shall not be liable to pay that portion of the commission that is attributable to the uncollected amount.

     3.5  FULL COMPENSATION.   Commissions paid to Representative by NAOC
pursuant to this Section 3 shall constitute full compensation to which Representative shall be entitled under this Agreement. Representative shall bear the entire cost and expense of conducting its business operations including salaries, commissions of its personnel, office and communications costs, travel and advertising expenses and other similar expenses.

     3.6  CURRENCY.   The computation of the amount of all commissions earned
by Representative and all payments of such commissions to Representative shall be made in United States Dollars.

4. GENERAL DUTIES AND OBLIGATIONS OF NAOC.

     4.1 EDUCATION AND PROMOTION. During the Term, NAOC shall keep Representative informed on a timely basis of changes and innovations to the Products. NAOC shall also provide Representative, without charge, with sufficient quantities of NAOC's promotional and advertising materials, literature and catalogues, pricing and sales information, and technical data related to the Products that NAOC reasonably determines Representative needs to market the Products in the Territory.

     4.2  QUOTATIONS AND ORDER ACKNOWLEDGMENTS.    NAOC shall provide
Representative with copies of all quotations, order acknowledgments, purchase orders, invoices and correspondence relating to Orders for which Representative is entitled to a commission.

     4.3 INDEMNIFICATION. NAOC shall indemnify Representative, its officers, directors, employees, agents and assigns against, and hold all of them harmless from, (a) all liabilities, obligations, losses, actual and consequential damages, judgments, claims, deficiencies, penalties, taxes and other charges incurred by Representative arising out of or resulting from NAOC's performance of its obligations under this Agreement or from any default in the performance by NAOC of its obligations hereunder, (b) any claim by any third party that the Products infringe any patent, trademark or copyright of such third party, and
(c) all costs and expenses reasonably related to the foregoing, including attorneys', accountants' and expert witnesses' fees, costs of investigations, court costs and other litigation expenses.

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5. GENERAL DUTIES AND OBLIGATIONS OF REPRESENTATIVE; ADDITIONAL SERVICES. As
NAOC's sales representative, Representative shall perform the following duties and services during the Term:

     5.1 BEST EFFORTS. Representative shall devote its best efforts to promote and solicit orders for the sale of the Products by NAOC within the Territory. Representative shall negotiate for the sale of the Products in the Territory under the NAOC standard terms and conditions and in accordance with instructions received from NAOC from time to time during the Term. Representative shall also cooperate generally with NAOC to the fullest extent in implementing the programs and policies of NAOC regarding the sale of Products. Representative agrees to
(a) respond promptly to any reasonable request by NAOC for market information,
(b) forward promptly to NAOC any inquiry or other communication concerning the Products, (c) cooperate fully with NAOC in dealing with any customer complaints concerning the Products and to take such action and results on such complaints as may be reasonably requested by NAOC, and (d) cooperate fully with NAOC in connection with all customer support activity in the Territory related to the Products.

     5.2  SALES PERSONNEL.   Representative acknowledges that it employs a
substantial number of sales persons to promote and sell Representative's own products, and agree that such employee shall be employed by Representative with respect to the promotion and sale of Products. Representative's sales persons shall attend all training events sponsored by NAOC, and the cost of travel to such training events shall be pay by Representative.

     5.3 CONDUCT OF SALES ACTIVITY; QUALIFICATION TO DO BUSINESS IN THE TERRITORY. Representative, for itself and its agents, representatives and employees, shall conduct all sales activity in connection with the Products in a lawful manner, consistent with the high standards of fair trade, fair competition and business ethics. Representative shall make such filings and take such actions as may be required to qualify to do business with all appropriate governmental agencies located within the Territory under all applicable state and local laws and rules that are necessary for it to perform its obligations under this Agreement.

     5.4  ADDITIONAL SERVICES.

              (A)  FINANCIAL AND ACCOUNTING SERVICES.   Representative shall, on
behalf of NAOC, invoice customers for payment for Products and receive and collect payment therefor. Such payments shall be remitted promptly upon receipt to an account or accounts designated from time to time by NAOC. Additionally, Representative shall provide NAOC with such accounting services as may be reasonably requested by NAOC with respect to the sale of Products during the Term.

              (B) INVENTORY AND DISTRIBUTION MANAGEMENT. During the Term, Representative shall take such steps as may be necessary to manage and control inventory of Products on behalf of NAOC. Without limiting the generality of the foregoing, Representative shall coordinate, on behalf of NAOC, receipt of

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Products from the manufacturer thereof, and shipment of such Products from the port of entry to NAOC's warehouses. NAOC and Representative shall cooperate with one another during the Term to ensure proper inventory management of Products.

     5.5 CONFIDENTIAL INFORMATION. During the Term and after its expiration or early termination, regardless of the reason for such termination. Representative shall hold in confidence and not to use for any purpose or disclose to any person except as otherwise reasonably required to perform its obligations hereunder, any proprietary secret or confidential information relating to NAOC or the Products, NAOC's marketing activities, processes, products, machinery, apparatus or trade secrets or any other confidential information given to, obtained or learned by Representative, its agents or employees in the course of or as a result of performing its obligations under this Agreement.

     5.6 INDEMNIFICATION. Representative shall indemnify NAOC, its officers, directors, employees, agents and assigns against, and hold all of them harmless from, all liabilities, obligations, losses, actual and consequential damages, judgments, claims, deficiencies, penalties, taxes and other charges incurred by NAOC arising out of or resulting from, directly or indirectly, (a) Representative's performance of its obligations under this Agreement or from any default in the performance by Representative of its obligations hereunder, (b) any claim related to sale, distribution or use of any products manufactured, sold or distributed by Representative (other than the Products), and (c) all costs and expenses reasonably related to the foregoing, including attorneys', accountants' and expert witnesses' fees, costs of investigations, court costs and other litigation expenses.

6. TERM OF AGREEMENT.

     6.1  TERM AND RENEWAL.    The term of this Agreement shall commence on the
date hereof and expire on the first anniversary of such date, unless terminated sooner as provided in this Agreement (the "Initial Term"). This Agreement shall be renewed automatically for additional one year periods each ("Successive Terms"), unless either party has terminated this Agreement pursuant to the provisions of Section 6.2. or unless sooner terminated as provided in this Agreement. For the purposes of this Agreement, the term "Term" shall mean the Initial Term and each Successive Term for which this Agreement is renewed.

     6.2  EARLY TERMINATION.    At any time during the Term, either party may
terminate this Agreement for any reason and without cause by delivering notice of termination to the other at least ninety (90) days prior to the date of termination set forth in such notice. Such termination shall be effective as of the date set forth in the notice.

7. DEFAULT AND TERMINATION.

     7.1 TERMINATION WITHOUT NOTICE. Representative shall be in default under this Agreement, and all rights granted Representative herein shall automatically terminate without notice to Representative, if (a) Representative becomes insolvent or makes a general assignment for the benefit of creditors, (b) a petition in bankruptcy is filed by Representative or such a petition is filed against and consented to by Representative, (c) a bill in equity or other proceeding for the appointment of a receiver of Representative or any custodian

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for Representative's business or assets is filed and consented to by
Representative, (d) a proceeding for the composition with creditors under any state or federal law should be instituted by or against Representative, (e) execution is levied against Representative or any of Representative's property, or a suit to foreclose any lien or mortgage against any of Representative's premises or equipment is instituted against Representative and not dismissed within sixty (60) days, or (f) any real or personal property of Representative shall be sold after levy thereupon by any sheriff, marshall or constable.

     7.2  TERMINATION WITH NOTICE.    Representative shall be in default and
NAOC may terminate, at its option, this Agreement and all rights granted Representative hereunder, without affording Representative any opportunity to cure the default, effective immediately upon delivery of notice by NAOC, upon the occurrence of any of the following events:

              (A) CESSATION OF BUSINESS. If Representative ceases to operate or otherwise abandons its business;

              (B) PURPORTED ASSIGNMENT. If Representative purports to transfer any rights or obligations under this Agreement without NAOC's prior consent;

              (C) BREACH OF OBLIGATION OF CONFIDENCE. If Representative breaches its obligation of non-disclosure, non-use and confidentiality set forth in
Section 5.5;

              (D) MATERIAL MISREPRESENTATION IN REPORTS TO NAOC. If Representative made or makes any material misrepresentation to NAOC in any information or report provided NAOC prior to or during the Term; or

              (E) BREACH OF OTHER PROVISIONS. If Representative fails to comply substantially with any other requirements imposed by this Agreement, or to perform the terms of this Agreement in good faith and fails to remedy such deficiency within thirty (30) days or such longer period as applicable law may require, after its receipt from NAOC of a notice, which specifies the deficiencies and lists the steps that must be taken by Representative to correct such deficiency.

8. RIGHTS AND OBLIGATIONS OF REPRESENTATIVE ON TERMINATION OF AGREEMENT. Upon early termination of this Agreement, Representative shall take the following steps:

     8.1  RETURNING MATERIALS.    Representative shall return all catalogs,
samples, price lists issued by NAOC and in Representative's possession or under its control at the time of termination of this Agreement. All other records pertaining to prices, quotations, specifications and customer lists shall be treated as if they were confidential property of NAOC and returned to NAOC. Representative shall bear the cost of shipment for all returned items.

     8.2 PAYMENTS ON TERMINATION. Unless NAOC terminated this Agreement pursuant to Section 7, Representative shall be entitled to continue to receive commissions on all sales originating from Orders, for which Representative would have been otherwise entitled to receive a commission pursuant to the provisions of Section 3 and which were accepted by NAOC prior to the termination date, provided that such sales are consummated prior to the end of the sixth month following the date of termination of this Agreement. If NAOC terminates this

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Agreement pursuant to Section 7, Representative shall be entitled only to those commissions earned and payable pursuant to the provision of Section 3.4 as of the date of termination. All amounts payable by NAOC to Representative upon termination of this Agreement are subject to the right of offset for all amounts that NAOC reasonably believes are owed it by Representative. Representative shall have no right whatever to any compensation for the termination or non-renewal of this Agreement by NAOC in accordance with its terms, regardless of the reasons for such termination or non-renewal.

     8.3  QUOTATIONS.    Within ten (10) days after termination of this
Agreement, Representative shall give to NAOC a list of all outstanding quotations made by Representative on the Products. If NAOC elects to deliver any orders which may result from such quotations, Representative shall be entitled to commissions on such orders that NAOC may fill, provided that NAOC has not terminated this Agreement pursuant to Section 7, and the customer under such quotation takes delivery of the Product within six (6) months of the date of termination of this Agreement.

9. INDEPENDENT CONTRACTOR RELATIONSHIP. Representative agrees that, regarding all matters relating to this Agreement, it shall be deemed to be an independent contractor and shall bear all of its own expenses in connection with this Agreement. Representative shall have no authority, whether express or implied, to assume or create any obligation on behalf of NAOC nor shall Representative issue or cause to be issued any quotation or draft any letters or documents over the name of NAOC, but rather shall use its own name for such purposes. In dealing with third parties, Representative shall use only the phrases "an independent sales representative" of NAOC to explain its relationships with NAOC. Nothing contained in this Agreement shall be construed to (a) give either party the power to direct and control the day-to-day activities of the other,
(b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) constitute Representative, its agents or employees as the agents or employees of NAOC or grant them any power or authority to act for, bind or otherwise create or assume any obligation on behalf of NAOC for any purpose whatever.


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10. MISCELLANEOUS PROVISIONS.

     10.1  ENTIRE AGREEMENT; AMENDMENT.    This Agreement contains the entire
understanding between the parties regarding its subject matter. It supersedes all prior or contemporaneous written or oral negotiations and agreements between them regarding its subject matter. This Agreement may be amended only in writing, signed by NAOC and Representative.

     10.2  SEVERABILITY.   If any provision of this Agreement is determined to
be invalid or unenforceable, the provision held invalid or unenforceable shall be deemed to be severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the remainder of the Agreement.

     10.3 NON-ASSIGNABILITY. Neither party may assign this Agreement or its rights or obligations hereunder.

     10.4  NO IMPLIED WAIVERS.    No waiver by either party of any failure of
the other party to keep or perform any provision, covenant or condition of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same provision or a waiver of any other provision, covenant or condition. All rights and remedies granted herein or referred to in this Agreement are cumulative. If any party resorts to any one remedy, it shall not be precluded from resorting to any other right or remedy provided it by law.

     10.5  GOVERNING LAW.    This Agreement, and the parties respective rights
hereunder, shall be governed exclusively by, and construed and enforced in accordance with, the domestic laws of the Commonwealth of Kentucky (including without limitation, the Kentucky Uniform Commercial Code).

     10.6  CAPTIONS.    The captions of the sections of this Agreement are
included for reference only and not intended to be part of the Agreement or in any way define, limit or describe the scope or intent of the particular provision in which they refer.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


NORTH ATLANTIC OPERATING COMPANY, INC.     NATIONAL TOBACCO CO., L.P.

By: /s/ David I. Brunson                   By: /s/ David I. Brunson
    ---------------------------------          -----------------------------
Title:  Executive Vice President           Title:  Executive Vice President
          ("NAOC")                                   ("Representative")




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                                    EXHIBIT A
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PRODUCTS

All current Zig-Zag products as per customer price list to include:

-    Zig-Zag White
-    Zig-Zag French/Orange
-    Zig-Zag I 1/2 Size
-    Zig-Zag Kutcorner Slowburn
-    Zig-Zag Kutcorner Freeburn
-    Zig-Zag King Size
-    Zig-Zag Double Wide
-    Zig-Zag Blister Packs
-    Zig-Zag Cigarette Rollers, Tubes, Injector Machines
-    Zig-Zag Vendor Display Systems
-    Zig-Zag Gold Standard Tobacco
-    Zig-Zag Lighter/Paper Displays
-    Zig-Zag Lighter Trays



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                                   EXHIBIT B
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Territories
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United States
Canada
Hong Kong
Singapore
Dubai
Qatar
Oman
Jordan